Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Mark Esposito

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(732) 321-2515

(Name, address and telephone number of agent for service)

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

(Issuing Entity in respect of the Notes)

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

(Issuing Entity in respect of the Collateral Certificate)

WFN CREDIT COMPANY, LLC

(Depositor)

Delaware	31-1772814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3095 Loyalty Circle, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Asset Backed Notes

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 12th of April, 2022.

By:	/s/ Mark Esposito
Mark Esposito
Vice President

Exhibit 2

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate. IN TESTIMONY WHEREOF, today, December 7, 2021, I have hereunto subscribed my name and caused my seal of office to be afftxed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia Acting Comptroller of the Currency 2022-00217-C

Exhibit 3

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF FIDUCIARY POWERS I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, December 7, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Acting Comptroller of the Currency 2022-00217-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 12, 2022

	By:	/s/ Mark Esposito
Mark Esposito
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2021

($000’s)

12/31/2021
Assets
Cash and Balances Due From Depository Institutions	$28,733,182
Securities	173,611,507
Federal Funds	386
Loans & Lease Financing Receivables	314,078,590
Fixed Assets	5,704,264
Intangible Assets	13,839,292
Other Assets	28,187,383

Total Assets	$564,154,604
Liabilities
Deposits	$465,258,475
Fed Funds	1,178,379
Treasury Demand Notes	0
Trading Liabilities	1,151,758
Other Borrowed Money	26,611,118
Acceptances	0
Subordinated Notes and Debentures	3,600,000
Other Liabilities	14,251,606

Total Liabilities	$512,051,336
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	37,180,357
Minority Interest in Subsidiaries	637,796
Total Equity Capital	$52,103,268

Total Liabilities and Equity Capital	$564,154,604

7